AMENDED AND RESTATED 9% SECURED CONVERTIBLE PROMISSORY NOTE

$5,700,773.94	February 25, 2011

THIS AMENDED AND RESTATED 9% SECURED CONVERTIBLE PROMISSORY NOTE (this “Note”) is made as of the 25th day of February, 2011, by and between CyberDefender Corporation, a Delaware corporation, having a principal place of business at 617 West 7th Street, Suite 1000, Los Angeles, CA 90017 (the “Company”), and GR Match, LLC, a Delaware limited liability company, or its registered assigns (the “Holder”).

WHEREAS, the Company has made available to the Company a revolving credit facility in the original principal amount of Five Million Dollars ($5,000,000) on the terms and conditions of that certain Revolving Credit Loan Agreement, dated December 7, 2010 to be effective as of December 3, 2010, by and between the Holder and the Company (the “Revolving Credit Loan Agreement”), which revolving credit facility is evidenced by that certain Revolving Credit Note, dated as of December 3, 2010 (the “Revolving Credit Note”), in the original principal amount of Five Million Dollars ($5,000,000), together with interest as therein stated;

WHEREAS, the Company has requested that the Holder amend and restate the Revolving Credit Note on the terms and conditions of this Note in order to convert the outstanding principal balance of the Revolving Credit Note, together with all accrued but unpaid interest earned, the repayment fee contemplated in Section 2(d) of the Revolving Credit Note, and all other amounts owing pursuant to the Revolving Credit Note (collectively, the “Outstanding Indebtedness”)  from a revolving credit facility payable in accordance with the terms of the Revolving Credit Note to indebtedness that is convertible into shares of Common Stock and is payable in accordance with the terms and conditions of this Note and the Loan Modification Agreement; and

WHEREAS, pursuant to the Loan Modification Agreement, the Company and the Holder have agreed that the Revolving Credit Note shall be amended and restated in its entirety on the terms and conditions of this Note and that the Outstanding Indebtedness shall be repaid in accordance with the terms and conditions of this Note.

NOW THEREFORE, for and in consideration of the recitals hereinabove set forth which are incorporated herein and are true and correct and a material part of this Note, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Maker agree that, as of the date hereof, the terms of the Revolving Credit Note are hereby amended and restated in their entirety as follows and that the Outstanding Indebtedness shall be repaid in accordance with the terms and conditions of this Note:

AMENDED AND RESTATED 9% SECURED CONVERTIBLE PROMISSORY NOTE
Due March 31, 2012

THIS AMENDED AND RESTATED 9% SECURED CONVERTIBLE PROMISSORY NOTE (this “Note”) is a duly authorized and issued nine percent (9%) Secured Convertible Promissory Note of CyberDefender Corporation, a Delaware corporation, having a principal place of business at 617 West 7th Street, Suite 1000, Los Angeles, CA 90017 (the “Company”).

FOR VALUE RECEIVED, the Company promises to pay to the order of GR Match, LLC, a Delaware limited liability company, or its registered assigns (the “Holder”), the principal sum of Five Million Seven Hundred Thousand Seven Hundred Seventy Three and 94/100 Dollars ($5,700,773.94), as may be adjusted as provided herein, on March 31, 2012, or such earlier date as this Note is required or permitted to be repaid as provided hereunder (the “Maturity Date”), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.  This Note is subject to the following additional provisions:

Section 1.             Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Note: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Loan Modification Agreement (defined below), and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e) hereof.

“Bankruptcy Event” means any of the following events: (i) the Company or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (ii) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement; (iii) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (iv) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) days; (v) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (vi) the Company or any Significant Subsidiary thereof calls a meeting of substantially all of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (vii) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d5(b)(1) promulgated under the Exchange Act), other than by the Holder or any of its Affiliates, of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company, or (ii) a replacement at one time or within a one (1) year period of more than one-half (1/2) of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (iii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

“Common Stock Equivalents” shall have the meaning set forth in Section 5(b)(i) hereof.

“Conversion Date” shall have the meaning set forth in Section 4(a) hereof.

“Conversion Price” shall have the meaning set forth in Section 4(b) hereof.

“Dilutive Issuance” shall have the meaning set forth in Section 5(b)(i) hereof.

“Dilutive Issuance Closing” shall have the meaning set forth in Section 5(b)(i) hereof.

“Dilutive Issuance Fully Adjusted Conversion Price” shall have the meaning set forth in Section 5(b)(i) hereof.

“Event of Default” shall have the meaning set forth in Section 7 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 5(e) hereof.

“Late Fee” shall have the meaning set forth in Section 2(c) hereof.

“Loan Modification Agreement” means that certain Loan Modification Agreement by and between the Holder and the Company, dated as of even date herewith, pursuant to which the Revolving Credit Note is converted to this Note, as amended, modified or supplemented from time to time in accordance with its terms.

“Original Conversion Price” shall be $2.20 USD.

“Original Issue Date” shall mean February 25, 2011.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Revolving Credit Note” means that certain Revolving Credit Note, dated as of December 7, 2010 to be effective as of December 3, 2010, issued by the Company in favor of the Holder, in the original principal amount of Five Million Dollars ($5,000,000).

“Rule 5635 Adjusted Conversion Price” shall have the meaning set forth in Section 5(b)(ii) hereof.

“Security Agreement” means that certain Security Agreement, dated December 7, 2010 to be effective as of December 3, 2010, granted by the Company in favor of the Holder.

“Senior Loan Documents” means, collectively, that certain (i) 9% Secured Convertible Promissory Note, dated March 31, 2010, issued by the Company in favor of the Holder, as amended, (ii) Loan and Securities Purchase Agreement, dated March 31, 2010, by and between the Company and the Holder, as amended, and (iii) Security Agreement, dated March 31, 2010, executed by the Company in favor of the Holder.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Business Day from 9:30 a.m. Eastern Standard Time to 4:02 p.m. Eastern Standard Time); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Lender and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2.             Interest.

a)           Payment of Interest. The Company shall pay simple interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of nine percent (9%) per annum.  Interest shall be payable on the first (1st) day of each calendar quarter during the term of this Note in immediately available funds (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (each such date, an “Interest Payment Date”); provided, however, that the Lender may elect to cause the accrued but unpaid interest for any applicable quarter to be added to then outstanding principal amount of the Note in lieu of a cash payment of interest by delivering written notice to the Company no less than fifteen (15) days prior to the Interest Payment Date, or such shorter period as the Company may agree.  In addition to the foregoing, all accrued but unpaid interest shall be payable on each Conversion Date (as to that principal amount then being converted), at the Holder's option, (a) in the number of Note Shares equal to the aggregate unpaid and accrued interest divided by the Conversion Price or (b) in immediately available funds.

b)           Interest Calculations. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made.  Interest shall cease to accrue with respect to any principal amount converted, provided that the Company actually delivers the Note Shares within the time period required by either Section 4(c) or Section 6 (as applicable) or payment of the accrued but unpaid interest on the amount of the Note being converted in immediately available funds as provided in Section 2(a).

c)           Late Fee.  All amounts owing hereunder which are not paid on or prior to the due date therefor shall incur a late fee in an amount equal to ten percent (10%) of the amount due (“Late Fee”).

d)           Prepayment.  The Company shall have no right to prepay this note without the prior written consent of the Holder, which consent may be granted or withheld in the Holder’s sole and absolute discretion.

e)           Application of Payments.  All payments on account of the indebtedness evidenced by this Note shall be made to the Holder, on the day when due in lawful money of the United States.  All payments shall be first applied to late charges, costs of collection or enforcement and other similar amounts due, if any, under this Note and then to interest due and payable hereunder and the remainder to principal due and payable hereunder.  Remittances in payment of any part of the indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the holder hereof in immediately available U.S. funds.

Section 3.            Registration of Transfers and Exchanges.

a)           Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder.  No service charge will be made for such registration of transfer or exchange.

b)           Investment Representations. This Note has been issued subject to certain investment representations of the Holder set forth in the Loan Modification Agreement and may be transferred or exchanged only in compliance with the Loan Modification Agreement and applicable federal and state securities laws and regulations.

Section 4.            Conversion.

a)           Voluntary Conversion. At any time following the Original Issue Date and until payment hereof in full (including interest), this Note shall be convertible into Note Shares at the option of the Holder, in whole or in part at any time and from time to time.  The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of the Note and interest thereon to be converted and the date on which such conversion is to be effected (a “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is received hereunder.  To effect conversions hereunder, the Holder shall not be required to physically surrender the Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon and any Late Fees, has been so converted or paid in full by the Company. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable amount of principal converted.  The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions.  The Company shall deliver any objection to any Notice of Conversion promptly, but in no event later than three (3) Business Days of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.  Conversion Notices shall be irrevocable after five (5) Business Days following the Company’s receipt of such notice.

b)           Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to the lower of (i) the Original Conversion Price or (ii) a price which is equal to the lowest VWAP for any five (5) consecutive Trading Day period ending on or prior to March 31, 2011, in each case subject to adjustment pursuant to Section 5 below (the “Conversion Price”).

c)           Mechanics of Conversion.

i.           Note Shares Issuable Upon Conversion.  The number of shares of Note Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted (plus all accrued and unpaid interest thereon and any Late Fees, if applicable) by (y) the Conversion Price.

ii.           Delivery of Certificate Upon Conversion.  Not later than five (5) Trading Days after any Conversion Date, the Company will deliver to the Holder a certificate or certificates representing the number of Note Shares being acquired upon the conversion of this Note or a portion of this Note.

iii.           Reservation of Certificates. Certificates for the Note Shares issued upon conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

iv.           Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such conversion, in which event the Company shall promptly return to the Holder the Note (if previously delivered to the Company) and the outstanding principal amount and amount of any accrued but unpaid interest, penalties or Late Fees shall be automatically, without notice, restored as though the Holder had not delivered such Conversion Notice, and the Holder shall promptly return the Common Stock certificates representing the principal amount of this Note tendered for conversion to the Company.

v.           Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and the payment of interest on this Note, if applicable, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Loan Modification Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if one or more registration statements covering the Note Shares are then effective under the Securities Act, shall be registered for public sale in accordance with such registration statements.

vi.           No Fractional Shares.  The Company shall not issue fractions of a share or scrip representing fractional shares of Common Stock upon conversion of Note.  If any fraction of a share of Common Stock would be issuable on the conversion of the Note (or specified portions thereof), the Company shall pay to the Holder a cash adjustment in respect of such fraction, equal to the value of such fraction based on the then Conversion Price.

vii.          Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates,.

Section 5.             Certain Adjustments.

a)           Stock Dividends and Stock Splits.  If the Company, at any time while this Note is outstanding shall: (A) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Note), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue, by reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)           Subsequent Equity Issuance.

i.   In the event the Company shall, at any time after the Original Issue Date and prior to June 30, 2011, sell and issue (i) any shares of Common Stock or (ii) any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (collectively, “Common Stock Equivalents”), in each case at an issuance, exercise or conversion price per share, as the case may be, less than the then Conversion Price (such issuances collectively, a “Dilutive Issuance”), then, subject to Section 5(b)(ii) below, the Conversion Price shall be reduced, concurrently with the closing of such Dilutive Issuance (the “Dilutive Issuance Closing”), to an amount equal to the issuance, exercise or conversion price per share, as the case may be, applicable to such Dilutive Issuance (but in no event reduced to an amount less than One and 75/100 Dollars ($1.75) (subject to adjustment for any stock dividends and/or stock splits in the same manner as provided in Section 5(a) above with respect to adjustments to the Conversion Price) (the “Dilutive Issuance Fully Adjusted Conversion Price”).  Such adjustment shall be made whenever a Dilutive Issuance occurs.

ii.   If an adjustment to the Conversion Price pursuant to Section 5(b)(i) above would cause the stockholder approval requirements of Rule 5635 of the NASDAQ Marketplace Rules to apply to the Company’s issuance of shares of Common Stock or Common Stock Equivalents pursuant to the applicable Dilutive Issuance, then the Company may elect, upon prior written notice to Holder and the Company’s payment to Holder of the Rule 5635 Election Payment (as defined below) by wire transfer of immediately available funds to an account designated by Holder concurrently with the closing of such Dilutive Issuance, to cause the Conversion Price to be reduced to the lowest price which would not cause the stockholder approval requirements of Rule 5635 of the NASDAQ Marketplace Rules to apply to the Company’s issuance of shares of Common Stock or Common Stock Equivalents pursuant to such Dilutive Issuance (the “Rule 5635 Adjusted Conversion Price”).   “Rule 5635 Election Payment” shall mean an amount equal to the product of (A) the VWAP for the five (5) consecutive Trading Day period ending on the date of the applicable Dilutive Issuance Closing multiplied by (B) the difference of (x) the number of shares of Common Stock that would be issued to Holder if Holder converted the entire outstanding principal balance of this Note, together with all accrued but unpaid interest earned thereon, on the date of the applicable Dilutive Issuance Closing (assuming a conversion price equal to the Dilutive Issuance Fully Adjusted Conversion Price) less (y) the number of shares of Common Stock that would be issued to Holder if Holder converted the entire outstanding principal balance of this Note, together with all accrued but unpaid interest earned thereon, on the date of the applicable Dilutive Issuance Closing (assuming a conversion price equal to the Rule 5635 Adjusted Conversion Price).

iii.   A Dilutive Issuance shall not include:  (a) shares of Common Stock issued to employees, officers, directors or consultants (other than any consultant which engages in any business which is competitive with or provides any services which are similar to the business of or services provided by Holder or any of its Affiliates (as determined at the time of the Dilutive Issuance) of the Company, (b) securities issued upon the exercise or exchange of or conversion of any securities issued and outstanding on the date hereof, or (c) securities issued pursuant to acquisitions or strategic transactions.

c)           Calculations.  All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 5, the number of shares of Common Stock outstanding as of a given date shall be the sum of the aggregate number of issued and to be converted shares of Common Stock (excluding treasury shares, if any) outstanding.

d)           Notice to the Holder.

i.           Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.           Notice to Allow Conversion by the Holder.  If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party (other than a merger for the sole purpose of changing the Company’s state of incorporation to Delaware), any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at the Holder’s last address appearing on the  stock books of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange or other applicable transaction is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert this Note during the period commencing the date of such notice to the effective date of the event triggering such notice.

e)           Fundamental Transaction. If, at any time while this Note is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person where the Company is not the surviving entity (other than a merger for the sole purpose of changing the Company’s state of incorporation to Delaware), (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Note Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder's right to convert such Note into Alternate Consideration. The Company will utilize its best efforts to ensure that terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  Failure to obtain such terms by the Company shall not cause an Event of Default and the Holder shall then be required to convert in accordance with the terms of the Fundamental Transaction.

Section 6.               [Intentionally Omitted].

Section 7.               Events of Default.

a)           “Event of Default,” wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.           any default in the cash payment of (A) the principal of amount of this Note, or (B) interest (including any Late Fee) on this Note, in each case free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date, Interest Payment Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured, within five (5) Trading Days;

ii.           the Company shall fail for any reason to deliver certificates to the Holder representing the Note Shares no later than the fifth (5th) Trading Day after a Conversion Date or any Forced Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention not to comply with requests for conversion of this Note in accordance with the terms hereof;

iii.           the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to the Holder upon a conversion hereunder;

iv.           the Company shall materially fail to observe or perform any other covenant or agreement contained in, or otherwise commit any breach of the Loan Documents, and such failure or breach shall not, if subject to the possibility of a cure by the Company, have been remedied within earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder and (B) ten (10) Trading Days after the Company has become or should have become aware of such failure;

v.           the Company shall purchase more than a de minimis number of shares of Common Stock or Common Stock Equivalents (not including a redemption of this Note hereunder);

vi.           any representation or warranty made in this Note, any other Loan Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder in connection with the Loan Documents shall be untrue or incorrect in any material respect as of the date when made or deemed made;

vii.           the Company shall have become subject to a Bankruptcy Event;

viii.           the occurrence of an “Event of Default” under the Senior Loan Documents or the Company's default on any of its obligations under any other mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

ix.           the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days;

x.           the Company shall be a party to any Change of Control Transaction or Fundamental Transaction;

xi.           any monetary judgment, writ or similar final process shall be entered or filed against the Company or its property or other assets for more than One Hundred Thousand Dollars ($100,000), and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty five (45) calendar days.

b)           Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the full principal amount of this Note, together with all accrued but unpaid interest and any and all other amounts due and owing under this Note shall become, at the Holder’s election, immediately due and payable in cash.  In addition to the foregoing, upon the occurrence of an Event of Default, interest will be charged on the outstanding principal balance of this Note and all other amounts then and thereafter due and payable hereunder at the rate of fifteen percent (15%) per annum, or such lower maximum amount of interest permitted to be charged under applicable law, for so long as such Event of Default continues.  When this Note shall have been paid in full in accordance herewith, the Holder shall promptly surrender this Note to or as directed by the Company.

Section 8.               Waivers.

a)           No Waiver Except in Writing. No provision of this Note will be deemed waived by the Holder, unless waived in a writing executed by the Holder, which expressly refers to this Note, and no such waiver shall be implied from any act or conduct of the Holder, or any omission by the Holder to take action with respect to any provision of this Note.  No such express written waiver shall affect any other provision of this Note, or cover any default or time period or event, other than the matter to which an express written waiver has been given.

b)           Waiver of Statute of Limitations. The Company further waives and renounces for itself, its successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, or exemption and homestead laws now provided, or which may hereafter be provided, by the laws of the United States and the State of California against the enforcement and collection of the obligations evidenced by this Note.

c)           Waiver of Presentment. All parties now or hereafter liable with respect to this Note, whether the Company, principal, surety, guarantor, endorsee or otherwise hereby severally waive presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest.  No failure to accelerate the indebtedness evidenced hereby, acceptance of a past due installment following the expiration of any cure period provided by this Note or applicable law, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of the Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of California.  The Company hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

Section 9.               Miscellaneous.

a)           Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered either personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the Company at the address set forth above, facsimile number (213) 689-8639, Attn: Chief Financial Officer or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section, with any fax delivery followed up by overnight delivery service.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, then at the principal place of business of the Holder, if any.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 9 prior to 5:30 p.m. (Eastern Standard Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 9(a) later than 5:30 p.m. (Eastern Standard Time) on any date and earlier than 11:59 p.m. (Eastern Standard Time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) if personally delivered, upon actual receipt by the party to whom such notice is required to be given.

b)           Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest of this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct debt obligation of the Company.

c)           Secured Obligation; Priority.  The obligations of the Company under the Revolving Credit Note were secured by a security interest in all assets of the Company pursuant to the terms and conditions of the Security Agreement.  Notwithstanding the amendment and restatement of the Revolving Credit Note on the terms and conditions of this Note, the Security Agreement and the liens created thereby shall remain in full force and effect and shall secure the obligations of the Company under this Note, with the same priority as immediately prior to the execution hereof.  The Holder acknowledges and agrees that all of the Company's indebtedness and obligations to the Holder evidenced by this Note, are subordinated in right of payment and priority to the Company's indebtedness and obligations evidenced by the Senior Loan Documents.

d)           Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note (as adjusted for any conversions) so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

e)           Governing Law.  This Note shall be governed by and construed and enforced in accordance with the laws of the State of California (without regard to conflicts of laws), except where federal law is applicable (including, without limitation, any applicable federal usury ceiling or other federal law preempting state usury laws).  Any and all actions brought by the Company or Holder under this Note shall be brought in the state or federal courts located in the City of Los Angeles, California (the “California Courts”). The Company hereby irrevocably submits to the exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Loan Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such California Courts, or such California Courts are improper or inconvenient venue for such proceeding. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the Company at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the Loan Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

f)           Time Is of The Essence. The Company agrees that time is of the essence with respect to every provision hereof, and hereby consents to any and all renewals, extensions or modifications of the terms hereof, including, without limitation, time for payment, and the Company further agrees that any such renewal, extension or modification, or the release or substitution of any person or security for the indebtedness evidenced hereby, shall not affect the liability of any parties not released in writing by the Holder for the indebtedness evidenced by this Note.  Any such renewals, extension, modifications, releases or substitutions may be made without notice to any of such parties.

g)           Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such law as though no such law has been enacted.

h)           Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i)           Headings; Certain Rules of Construction.  The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.  The provisions of this Note shall be construed as a whole according to their common meaning, not strictly for or against any party, or any person or entity, who is or may become liable for the payment of this Note, and to achieve the objectives of the parties unconditionally to impose on the Company the indebtedness evidence by this Note.  Whenever the words “including,” “includes” or “include” are used in this Note (including any exhibit hereto), they shall be read non-exclusively as though the phrase “without limitation” immediately followed the same.  Unless the context requires otherwise, the singular includes the plural, and vice versa, and the masculine includes the feminine, and neuter adjectives include one another.

j)           Amendment.  This Note may be modified or amended only by a writing duly executed by the Company and the Holder which expressly refers to this Note and the intent of the parties so to amend this Note.

k)           Manner of Payment; No Offsets.  All payments due hereunder shall be made in lawful money of the United States of America.  Except as otherwise set forth in this Note, all sums due hereunder shall be payable without offset, demand, abatement or counterclaim of any kind or nature whatsoever, all of which are hereby waived by the Company.

l)           No Intent of Usury.  None of the terms and provision contained in this Note or in other documents or instruments related hereto, shall ever be construed to create a contact for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest permitted to be charged by application laws or regulation governing this Note.  Without limiting the above, this Note is subject to the express condition that at no time shall the Company be obligated or required to pay any amount under this Note including any interest on the principal balance at a rate in excess of the maximum interest rate which the Company is permitted by applicable law to contract or agree to pay.  In determining whether or not the interest or any other amount paid or payable under this Note exceeds the maximum rate permitted under applicable law (i) the Company and the Holder shall to the extent permitted under applicable law characterize any non-principal payment, as a fee, premium or expense rather than interest, and (ii) all sums paid or agreed to be paid to the Holder for the use, forbearance, or detention of the debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term until payment in full so that the rate or amount of interest on account of the debt does not exceed the maximum lawful rate of interest.

m)           No Impairment.  No reference herein to any other agreements between the Holder and the Company and no provision of this Note or such other agreements shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the time, and in the currency herein prescribed.

n)           Remedies Cumulative.  The rights and remedies of the Holder as provided in this Note shall be cumulative and concurrent and may be pursued singly, successively or together against the Company or any other Persons who are, or may become liable for all or any part of this indebtedness, and any other funds, property or security held by the Holder for the payment hereof, or otherwise, at the sole discretion of the Holder.  Failure to exercise any such right or remedy shall in no event be construed as waiver or release of such rights or remedies, or the right to exercise them at any later time.  The right, if any, of the Company, and all other Persons, who are, or may become, liable for this indebtedness, to plead any and all statutes of limitation as a defense is expressly waived by each and all of such parties to the full extent permissible by law.

o)           Reimbursement of Collection Expenses.  The Company agrees to reimburse the Holder, immediately upon written notice from the Holder, all actual costs, expenses, disbursements, charges and reasonable attorney’s fees and costs incurred by the Holder or its counsel in the enforcement or attempted enforcement of this Note.  Without limitation on the foregoing, the Company agrees to pay all costs of collection, including reasonable attorneys’ fees and costs (whether or not for salaried attorneys regularly employed by the Holder) and all costs of any action or proceeding (including any bankruptcy proceeding or any non-judicial foreclosure or private sale), in case any payment is not paid when due, or in case it becomes necessary to enforce any other obligation of the Company hereunder, or in the event the Holder is made a party to any litigation because of the existence of the indebtedness evidenced by this Note, or any of them.

p)           Successors and Assigns.  The provisions of this Note shall inure to the benefit of the Holder and its successors and assigns.  The Company shall not assign or otherwise transfer this Note without the prior written consent of the Holder.

q)           Execution.  This Note may be executed in multiple counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

r)           Negotiable Instrument. This Note is negotiable.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Holder have caused this Amended and Restated 9% Secured Convertible Promissory Note to be duly executed by their duly authorized officers as of the date first above indicated.

CYBERDEFENDER CORPORATION,
a Delaware corporation

By:
Gary Guseinov
Chief Executive Officer

GR MATCH,
a Delaware limited liability company

By:
Bennet Van de Bunt
Manager

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the nine percent (9%) Secured Convertible Promissory Note of CyberDefender Corporation, a Delaware corporation (the “Company”), due March 31, 2012, into ________ shares of Common Stock of the Company, par value $0.001 per share, according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:  ___________________________

Date to Effect Conversion:                                           _______________________

Principal Amount of Note(s) to be converted:  $  ___________

Accrued but Unpaid Interest to be converted: $  ___________

Total Conversion Amount:  $  ____________________

Total shares of Common Stock issuable:________________

GR Match, LLC,
a Delaware limited liability company

By:
Name:
Title: